PRESS RELEASE


FOR IMMEDIATE RELEASE

CONTACT: Mark W. Jaindl (mjaindl@pcbanker.com)          Phone:      610-366-1800
                         --------------------
         Chairman, President and                        Toll-Free:  888-366-6622
         Chief Executive Officer                        Fax:        610-366-1900


            American Bank Reports Increase in Third Quarter Earnings

Allentown, PA, October 13, 2005 - American Bank, Inc. (NasdaqSC: AMBK), the parent company of American Bank, today announced earnings for the quarter ended September 30, 2005. Net income for the quarter was $728,000, or $0.10 per diluted share, an increase of $23,000, or 4.0%, from the same period in the prior year. At the end of the quarter, assets totaled $528 million, up 2.5% from $515 million at September 30, 2004. Total deposits reached $371 million as of September 30, 2005, up from $356 million from the same time the previous year. American Bank's net loans outstanding totaled $288 million as of September 30, 2005, up from $234 million at the same time last year, an increase of $54 million, or 23.1%.

The improvement in third quarter earnings is attributable to an increase of $17.5 million of average earning assets and an increase of 10 basis points in the net interest margin in the current quarter compared to the prior year. In addition to the increase in net interest income, non-interest income increased $100,000 in the third quarter of 2005 compared to the same quarter in the prior year. Partially offsetting the improvement in net interest income was an increase of $90,000 in the provision for loan losses and an increase of $213,000 in operating expense.

Net income for the nine months ended September 30, 2005 was $2,532,000, or $0.33 per diluted share, an increase of $374,000, or 17.3%, from the same period in the prior year. The improvement in year-to-date earnings is attributable to an increase of $17.2 million of average earning assets and an increase of 29 basis points in the net interest margin in the current nine-month period compared to the nine-month period in 2004. In addition to the increase in net interest income of $1,007,000, non-interest income increased by $107,000. Partially offsetting the improvement in net interest income was an increase of $210,000 in the provision for loan losses, an increase in operating expense of $380,000 and an increase in taxes on income of $140,000.

American Bank common stock last traded at $8.90 per share. American Capital Trust I Preferred Securities last traded at $10.25.

About American Bank
-------------------

American Bank serves the Lehigh Valley community in eastern Pennsylvania and is recognized as a leading provider of Internet banking and financial services nationwide. American Bank offers a complete selection of banking services that includes checking, money market, savings, certificates of deposit, consumer and commercial loans, free personal online bill payment, credit cards and VISA debit cards. Pcbanker.com delivers a full range of real-time Internet banking, insurance and discount brokerage services, while consistently offering some of the best loan and deposit rates in the United States. American Bank has been recognized as one of the top Internet banks in the country by Gomez Advisors, Inc and has received the Bankrate.com(R) Top Tier award for consistently offering annual percentage yields (APY's) that were among the highest reported. American Bank is FDIC insured.

American Bank Online and pcbanker.com are registered trademarks for the Internet financial services provided by American Bank, a state-chartered, FDIC insured full-service financial institution serving customers throughout the United States. American Bank is a member of the Federal Reserve System.

Forward-Looking Statements
--------------------------

Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, risks associated with the conduct of the Company's business over the internet, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect its financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                               American Bank, Inc.
                         Selected Financial Information
                (In thousands, except per share data and ratios)


                                                                      Unaudited
                                                                    September 30,              December 31,
                                                                    -------------              ------------
                                                                2005            2004               2004
                                                                ----            ----               ----
Selected Financial Condition Data:
Total assets.............................................    $ 528,499       $ 514,641          $ 503,436
Loans receivable, net....................................      287,722         234,468            242,348
Allowance for loan losses................................        3,254           2,689              2,768
Securities available for sale (at fair value)............      197,260         239,803            220,911
Securities held to maturity (at cost)....................       12,831          13,925             13,480
Deposits.................................................      371,423         355,965            345,732
FHLB advances............................................       90,875          96,162             96,095
Junior subordinated debentures...........................       10,187          10,187             10,187
Stockholders' equity.....................................       44,557          40,947             41,910

Book value per share.....................................    $    6.00            5.67               5.80

Shares outstanding.......................................        7,470           7,223              7,223


                                                                      Unaudited                         Unaudited
                                                                    For the Three                      For the Nine
                                                               Months Ended Sept. 30,             Months Ended Sept. 30,
                                                               ----------------------             ----------------------
                                                                2005            2004               2005            2004
                                                                ----            ----               ----            ----
Selected Operating Data:
------------------------
Total interest income....................................    $   6,072       $   5,088          $  17,849       $  15,245
Total interest expense...................................        3,658           2,884             10,198           8,601
                                                             ---------       ---------          ---------       ---------
   Net interest income...................................        2,414           2,204              7,651           6,644
Provision for loan losses................................          181              91                485             275
                                                             ---------       ---------          ---------       ---------
   Net interest income after provision for loan losses...        2,233           2,113              7,166           6,369
                                                             ---------       ---------          ---------       ---------
Fees and service charges.................................           54              57                156             152
Net realized gain on sales of mortgage loans ............           58              26                103              92
Net realized gain (loss)on sales of securities ..........         (137)              -               (129)            152
Earnings on bank owned life insurance....................           87              75                261             225
 Other income............................................          253              57                506             169
                                                             ---------       ---------          ---------       ---------
   Total non-interest income.............................          315             215                897             790
                                                             ---------       ---------          ---------       ---------
Total operating expense..................................        1,516           1,303              4,437           4,047
                                                             ---------       ---------          ---------       ---------
   Income before taxes on income.........................        1,032           1,025              3,626           3,112
Taxes on income..........................................          304             320              1,094             954
                                                             ---------       ---------          ---------       ---------
   Net income............................................    $     728       $     705          $   2,532       $   2,158
                                                             =========       =========          =========       =========
Earnings per share-basic.................................    $    0.10       $    0.10          $    0.34       $    0.30
                                                             =========       =========          =========       =========
                   diluted...............................    $    0.10       $    0.10          $    0.33       $    0.29
                                                             =========       =========          =========       =========
Weighted average shares outstanding-basic................        7,431           7,207              7,419           7,103
                                                             =========       =========          =========       =========
                                   -diluted..............        8,672           8,449              8,659           8,353
                                                             =========       =========          =========       =========

                               American Bank, Inc.
                         Selected Financial Information



                                                                       Unaudited
                                                                     For the Three
                                                                Months Ended Sept. 30,
                                                                2005             2004
                                                                ----             ----

         Performance Ratios(1):
         ------------------
         Return on assets (ratio of net income to
           average total assets)............................      0.55%            0.57%
         Return on equity (ratio of net income
            to average equity)..............................      6.58%            7.30%
         Net interest margin (ratio of net interest income
           divided by average earning assets)...............      1.95%            1.85%
         Ratio of operating expense to average total assets.      1.16%            1.05%
         Efficiency ratio (ratio of operating expenses divided
          by net interest income plus non-interest income)       55.55%           53.85%


         Asset Quality Ratios:
         --------------------
         Non-performing assets to total assets at end of period   0.01%            0.03%
         Allowance for loan losses to non-performing loans    7,970.88%        1,680.63%
         Allowance for loan losses to loans receivable            1.12%            1.18%

         Regulatory Capital Ratios-Bank:
         Tier I to average assets                                 8.60%            7.98%
         Tier I to risk weighted assets                          12.50%           14.35%
         Total capital to risk weighted assets                   13.50%           15.22%

         -------------------------
              (1) Ratios for the three month periods are annualized.